UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2010

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On February 22, 2010, Macatawa Bank Corporation's wholly-owned subsidiary, Macatawa Bank (the "Bank"), entered into a Consent Order with the Federal Deposit Insurance Corporation ("FDIC") and the Michigan Office of Financial and Insurance Regulation ("OFIR"), the primary banking regulators of the Bank. The Bank agreed to the terms of the negotiated Consent Order without admitting or denying any charges of unsafe or unsound banking practices. The Consent Order imposes no fines or penalties on the Bank. The Consent Order will remain in effect and enforceable until it is modified, terminated, suspended, or set aside by the FDIC and the OFIR.

Among other requirements of the Consent Order:

•	The Consent Order requires the Bank, within 90 days, to have and maintain a Tier 1 Leverage Capital Ratio of at least 8% and a Total Risk Based Capital Ratio of at least 11%.

•

The Consent Order requires the Bank to charge off all assets or portions of assets classified "Loss" in the most recent FDIC Report of Examination ("ROE") that have not been previously collected or charged off.

•

The Consent Order prohibits the Bank from extending additional credit to any borrower who is already obligated to the Bank on any loan that has been charged off by the Bank or was classified "Loss" in the ROE, if the existing loan remains uncollected. In addition, the Consent Order prohibits the Bank from extending any additional credit to a borrower who has an uncollected loan that has been classified "Substandard" or "Doubtful" or was listed for Special Mention in the ROE, unless the Bank's board of directors has determined that extending additional credit to the borrower is in the best interest of the Bank.

•

The Consent Order requires the board of directors of the Bank upon the issuance of the order and before each quarterly Report of Condition and Income to review the adequacy of the Bank's Allowance for Loan and Lease Losses ("ALLL") and make adjustments needed to provide for an adequate ALLL.

•	While the Consent Order is in effect, the Bank may not declare or pay any cash dividend without the prior written consent of the FDIC and the OFIR.

The Consent Order also requires the Bank and its Board of Directors to adopt and implement a variety of policies, plans, procedures and practices intended to aid in the safe and sound conduct of the Bank's business.

The Bank has already addressed, or taken steps to address, many of the requirements of the Consent Order and continues to develop a comprehensive plan to address all of the requirements of the Consent Order.

The foregoing is a summary only and is qualified in its entirety by reference to the Consent Order, which is filed with this report as Exhibit 10.1 and here incorporated by reference.

Macatawa Bank Corporation expects that it will also enter into a Written Agreement with the Federal Reserve Bank of Chicago, the primary regulator of the holding company, that will address issues arising out of the Federal Reserve Bank's examination of the holding company, which is currently in process.

* * *

CAUTIONARY STATEMENT: This report contains forward-looking statements that are based on management's current beliefs, expectations, plans and intentions. Such statements involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Our ability to fully comply with all of the requirements of our Consent Order, improve regulatory capital ratios, successfully implement new programs and plans, address regulatory issues, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry generally and Macatawa Bank Corporation specifically are also inherently uncertain. These statements are not guarantees of future results and involve risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may materially differ from what may be expressed in our forward-looking statements. Failure to comply with the agreements in our Consent Order could result in further regulatory action which could have a material adverse effect on the Company and its shareholders. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of this report. Further information concerning our business and factors that could materially affect our financial results is included in our filings with the Securities and Exchange Commission, including but not limited to the risk factors described in our Annual Report on Form 10-K.

Item 7.01	Regulation FD Disclosure

On February 24, 2010, Macatawa Bank Corporation issued the press release filed with this report as Exhibit 99.1, which is here incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Consent Order dated February 22, 2010.
	99.1	Press Release dated February 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2010	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

10.1	Consent Order dated February 22, 2010.

99.1	Press Release dated February 24, 2010.